EXHIBIT 99.6

Translation from Hebrew

Companies Law, 5759-1999

Articles of Association

Proposed Company Name: Medx-Set Ltd.

Company Name in English: Medx-Set Ltd.

2.	The Company’s Purposes

According to Article 32(1) of the Law – to engage in any legal business.

3.	Details regarding the Company’s Registered Share Capital

Share Capital: NIS 1,000,000

Composed of:              shares of no par value or

Composed of: 1,000,000 shares of NIS 1.00 each pursuant to the following classes: ordinary.

4.	Details regarding the Limitation of Liability of the Company

The shareholders liability:

Limited by shares

5.	Other Provisions

5.1	Transfer of shares, offering of shares and debentures to the public, number of shareholders

5.1.1	The Company is a private company, the number of its members will not exceed fifty (except for the Company’s employees or persons who were the Company’s employees and while being its employees, and even after their employment was terminated to the extent they continue to be shareholders of the Company). For the purposes of this paragraph, two or more holding together a share or shares of the Company will be considered as one shareholder.

5.1.2	The Company cannot offer shares and/or debentures to the public.

5.1.3	Transfer of shares of the Company is conditioned upon the approval of the directors.

5.1.4	Transfer of a share of the Company will be made by a document signed by the transferor and the transferee: the shares transfer document will be in the following form or in another regular and common form that the directors have approved:

“I, from                         , transfer to Mr.              from              (hereinafter - the Transferee), for the amount of              that he paid me, the share marked by the

Translation from Hebrew

number              of              Ltd., and it will be in the hands of the Transferee, his estate manager and his representative according to the terms under which I held the share at the time of signing this form, and I, the Transferee, agree to receive the share according to these terms. In witness thereof, we have signed the form on day              month              a witness to signature”

5.1.5	The directors may –

(1)	refuse to record a transfer of a non fully-paid share to a person who does not appeal to them, or of a share that the Company has a lien on.

(2)	not acknowledge a transfer document until the transferred share certificate is attached to it, or another evidence reasonably required by the directors, in order to verify the transferor’s right to transfer the share.

5.1.6	A person entitled to shares under law, including an executor of a will, an estate manager, a liquidator and a trustee in bankruptcy, will have to offer to the Company or the other shareholders, to purchase the shares he is entitled to, in consideration of their fair value, as will be agreed by the parties, and if no agreement is reached – as a court will decide at the request of the Company or the other shareholders.

5.2	General Meetings

5.2.1	A general meeting will be convened once a year, in a place and time set by the general meeting but no later than fifteen months after the last general meeting; If not so convened – the general meeting will be convened at the month following the month on which the anniversary of the Company’s formation occurs and in the place and time set by the directors; If not so convened, the general meeting will be convened in the following month and every two members of the Company may convene it at the Company’s expense in the same way, as similar as possible, meetings are convened by directors.

5.2.2	The Company doesn’t have to convene an annual general meeting as aforesaid unless if required for the appointment of an auditor, unless one of the Company’s shareholders or directors has demanded the Company to convene it. If an annual general meeting has not been held, the Company will send to the shareholders listed in the Company’s shareholders registry, once a year, financial statements no later than the last date on which it had to hold an extraordinary meeting.

Translation from Hebrew

5.2.3	These general meetings will be referred to as general meetings; other general meetings will be referred to as extraordinary meetings.

5.2.4	The general meeting’s chairman will be the chairman of the board of directors, or another person appointed by the board of directors for this purpose.

5.2.5	If there is no such chairman, the members present at the meeting will choose one of them to be a chairman.

5.2.6	If the number of votes for and against a resolution is equal, the chairman of the meeting will have an additional or deciding vote.

5.3	Directors

5.3.1	The number of directors and their names will be determined in writing according to the decision of the general meeting.

5.3.2	The director’s compensation will be determined from time to time by the Company’s general meeting.

5.3.3	The directors will manage the Company’s business and they are entitled to pay the Company’s incorporation’s and registration’s expenses, and to use any Company’s authority not granted to the Company’s general meeting, according to the ordinance or these article of association, all subject to the provisions of the ordinance and these article of association, and to the stipulations of the Company in its general meeting which do not contradict their provisions; however, no stipulation of the Company in its general meeting will disqualify a prior action of the directors which would have been valid had the Company not so stipulated.

5.3.4	The directors may appoint one of them as a director-manager, or a manager for a term and compensation as they deem fit, whether through salary, commission or profit sharing or a combination of the above, as long as the appointee serves in his position will not be subject to retirement arrangements by turn and will not be accounted for in determining the retirement turn of the directors; however, his appointment will expire automatically if he ceases to serve as a director for any reason or if the other directors decide to terminate his appointment.

5.3.5	The directors will serve in their position as long as the general meeting hasn’t decided otherwise, and as long as their appointment hasn’t expired pursuant to the provisions of the Law.

Translation from Hebrew

5.4	Delivery of notices

5.4.1	The Company’s notice to its members can be delivered to the member in person, through facsimile, through e-mail and through post mail according to his address, and if he doesn’t have an Israeli address – according to the address in Israel he provided the Company for the purpose of delivery of notices to him; If a notice is sent by mail, it will be deemed delivered if a letter containing the notice was mailed and the address on the letter was correct and the mailing fees were paid in advance, and if not otherwise proved – it will be considered delivered on the date the letter would have reached its destination in the regular manner.

5.4.2	If the member does not have an address in Israel and did not provide the Company with an address in Israel for the purpose of delivering notices - a notice to him published in a newspaper circulated near the Company’s registered office will be considered as lawfully delivered on its day of publication.

5.4.3	The Company may deliver a notice to joint holders of a share by delivering it toe the joint holder whose name is first mentioned in the registry with respect to such share.

5.4.4	To persons entitled to a share as a result of death or bankruptcy of a member, the Company will deliver a notice by mail through a stamped letter addressed to their name or as estate managers of the deceased, or as the trustees of the bankrupt and so forth, according to the address in Israel provided to him by the persons claiming such right, and if no address has been provided yet – in the manner in which the notice could have been delivered had the member not deceased or declared bankrupt.

6.	The Initial Shareholders

Name of shareholder: Adv. Victor Tshuva, in trust D. Medical Industries Ltd. P.C. 520041955.

I.D. 027264803

Address: 3 Hayetzira Street, Ramat-Gan

No. of allocated shares: 99.

Signature

Translation from Hebrew

The Initial Shareholders

Name of shareholder: Adv. Victor Tshuva, in trust for Mr. Avraham Shkalim I.D. 016314312.

I.D. 027264803

Address: 3 Hayetzira Street, Ramat-Gan

No. of allocated shares: 901.

Signature

7.	Verification of signature of shareholders or persons authorized to sign on their behalf

I, Adv. Yaron Kaiser, hereby verify the signature of Adv. Victor Tshuva, I.D. 027264803 in trust for D. Medical Industries Ltd., p.c. 520041955 and in trust for Mr. Avraham Shkalim, I.D. 016314312, who signed these article of association before me.

Yaron Kaiser	20.1.08	Signature
Name of Attorney	Date